Exhibit 99.1

Clearwater Paper Reports Third Quarter 2014 Results

SPOKANE, Wash.--(BUSINESS WIRE)--October 22, 2014--Clearwater Paper Corporation (NYSE: CLW) today reported financial results for the third quarter of 2014.

The company reported net sales of $511.1 million for the third quarter of 2014, up 4.8% compared to net sales of $487.8 million for the third quarter of 2013. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the third quarter of 2014 were $6.3 million, or $0.31 per diluted share, compared to $13.3 million, or $0.60 per diluted share, for the third quarter of 2013. The 2014 third quarter GAAP net earnings include $15.8 million of after-tax debt retirement costs, $3.1 million of after-tax expense associated with the closure of the company’s Thomaston, Georgia, and Long Island, New York, converting and distribution facilities, $0.1 million of after-tax benefit from directors’ equity-based compensation and $0.7 million of after-tax expense from costs associated with the optimization of the specialty paper group within the Consumer Products segment. Excluding those items, third quarter 2014 adjusted net earnings were $25.7 million, or $1.28 per diluted share, compared to third quarter 2013 adjusted net earnings of $6.4 million, or $0.29 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $66.3 million for the third quarter of 2014, compared to third quarter 2013 EBITDA of $41.0 million. Adjusted EBITDA for the quarter was $72.0 million, up 67.0% compared to third quarter 2013 Adjusted EBITDA of $43.1 million. The increase in EBITDA and Adjusted EBITDA was due primarily to strong paperboard markets and pricing as well as increased contribution from the company’s through-air-dried, or TAD, expansion.

“During the third quarter, we delivered Clearwater Paper’s highest quarterly revenue and adjusted EBITDA in company history, which is reflective of our sharp focus on operational efficiencies, meeting customer commitments and producing high-quality products,” said Linda K. Massman, president and chief executive officer. “The recent completion of our $100 million stock repurchase authorization is indicative of Clearwater Paper’s positive long-term outlook for the business and our continuing commitment to return capital to shareholders.”

During the third quarter, the company completed its most recent $100 million share buyback program. Under the program, the company repurchased 1.6 million shares at an average cost of $63.50 per share.

THIRD QUARTER 2014 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $306.1 million for the third quarter of 2014, up 4.5% compared to third quarter 2013 net sales of $292.9 million. This improvement was primarily driven by increased TAD sales resulting in average higher selling prices. On a GAAP basis, the segment had operating income of $12.5 million, compared to operating income of $13.4 million in the prior year period. Adjusted operating income of $17.9 million for the third quarter of 2014 was up $2.8 million compared to the same period in 2013, after adjusting for costs related to the Thomaston and Long Island facility closures totaling $4.8 million and $1.7 million in the third quarters of 2014 and 2013, respectively, and $0.6 million of specialty paper group optimization costs in 2014.

  Total tissue sales volumes of 135,066 tons in the third quarter of 2014 were up 1.1% compared to the third quarter of 2013. Converted product cases shipped were 14.4 million, up 2.6% compared to the third quarter of 2013.
  Average tissue net selling prices increased 3.1% to $2,259 per ton in the third quarter of 2014, compared to the third quarter of 2013, due to improved mix from increased TAD sales.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $205.0 million for the third quarter of 2014, up 5.2% compared to third quarter 2013 net sales of $194.9 million. The increase was primarily due to strong shipments supported by strong market backlogs and higher pricing in the third quarter of 2014 compared to the third quarter of 2013. Operating income for the quarter increased $29.3 million to $45.6 million, compared to $16.3 million for the third quarter of 2013, primarily due to improved volume and pricing coupled with lower maintenance costs.

  Paperboard sales volumes increased 1.1% to 201,609 tons in the third quarter of 2014, compared to 199,408 tons in the third quarter of 2013.
  Paperboard net selling prices increased 4.4% to $1,016 per ton compared to the third quarter of 2013 as a result of price increases implemented during 2014 and improved mix.

Taxes

The company’s GAAP tax rate for the third quarter of 2014 was 37.4% compared to a benefit of 63.7% in the third quarter of 2013. The rate in 2013 was a result of adjustments for the Cellulosic Biofuel Producer Credit tax credit conversion and release of related reserves. On an adjusted basis, the third quarter 2014 tax rate was 35.9% and the company expects its annual GAAP and adjusted tax rate to be approximately 38% for 2014.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the third quarters of 2014 and 2013, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, Adjusted EBITDA and adjusted operating income. Because these amounts are not in accordance with GAAP, reconciliations to net earnings and net earnings per diluted share as determined in accordance with GAAP are included at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that the company believes are not indicative of its core operating performance.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2 p.m. Pacific time today. A live webcast and accompanying supplemental information, which provide certain outlook information, will be available on the company’s website at http://ir.clearwaterpaper.com. A replay of today’s conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5 p.m. Pacific time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, machine-glazed tissue, bleached paperboard and pulp at 13 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors. This includes grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including operational efficiencies, customer commitments, production, business outlook, return of capital and the company’s expected tax rate for 2014. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, customer acceptance and quantity and timing of purchases of the company’s new TAD products; competitive pricing pressures for the company’s products, including as a result of increased capacity as additional manufacturing facilities are operated by the company’s competitors; difficulties with the optimization and realization of the benefits expected from the company’s new TAD paper machine and converting lines in North Carolina; the loss of or changes in prices in regards to a significant customer; manufacturing or operating disruptions, including IT system failures, equipment malfunction and damage to the company’s manufacturing facilities; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy, and maintenance and repairs; changes in customer product preferences and competitors' product offerings; changes in expenses and required contributions associated with the company’s pension plans; environmental liabilities or expenditures; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; increased supply and pricing pressures resulting from increasing Asian paper production capabilities; cyclical industry conditions; reliance on a limited number of third-party suppliers for raw materials; inability to successfully implement the company’s expansion strategies; the company’s qualification to retain, or ability to utilize, tax credits associated with alternative fuels or cellulosic biofuels; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations.

For additional information on Clearwater Paper, please visit the company’s website at www.clearwaterpaper.com.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
Net sales	$511,142	100%	$487,845	100%	$1,494,821	100%	$1,419,671	100%
Costs and expenses:
Cost of sales	(434,457)	85%	(441,237)	90%	(1,295,197)	87%	(1,269,967)	89%
Selling, general and administrative expenses	(31,817)	6%	(27,766)	6%	(96,896)	6%	(88,665)	6%
Impairment of assets	(890)	0%	-	-	(5,149)	0%	-	-
Total operating costs and expenses	(467,164)	91%	(469,003)	96%	(1,397,242)	93%	(1,358,632)	96%
Income from operations	43,978	9%	18,842	4%	97,579	7%	61,039	4%
Interest expense, net	(9,570)	2%	(10,708)	2%	(30,992)	2%	(32,784)	2%
Debt retirement costs	(24,420)	5%	-	0%	(24,420)	2%	(17,058)	1%
Earnings before income taxes	9,988	2%	8,134	2%	42,167	3%	11,197	1%
Income tax (provision) benefit	(3,735)	1%	5,183	1%	(17,235)	1%	12,896	1%
Net earnings	$6,253	1%	$13,317	3%	$24,932	2%	$24,093	2%
Net earnings per common share:
Basic	$0.32		$0.60		$1.23		$1.08
Diluted	0.31		0.60		1.21		1.07
Average shares outstanding (in thousands):
Basic	19,755		22,027		20,322		22,389
Diluted	20,100		22,228		20,659		22,565

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash	$13,578	$23,675
Restricted cash	-	1,500
Short-term investments	-	70,000
Receivables, net	178,175	158,874
Taxes receivable	2,609	10,503
Inventories	282,457	267,788
Deferred tax assets	24,864	37,538
Prepaid expenses	6,461	5,523
Total current assets	508,144	575,401

Property, plant and equipment, net	878,423	884,698
Goodwill	229,533	229,533
Intangible assets, net	34,589	40,778
Pension assets	18,656	4,488
Other assets, net	9,224	9,927
TOTAL ASSETS	$1,678,569	$1,744,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$223,236	$190,648
Short-term borrowings	47,047	-
Current liability for pensions and other postretirement employee benefits	8,778	8,778
Total current liabilities	279,061	199,426

Long-term debt	575,000	650,000
Liability for pensions and other postretirement employee benefits	103,909	109,807
Other long-term obligations	49,443	52,942
Accrued taxes	2,807	2,658
Deferred tax liabilities	127,393	124,898
Stockholders' equity, excluding accumulated other comprehensive loss, net of tax	595,444	663,187
Accumulated other comprehensive loss, net of tax	(54,488)	(58,093)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,678,569	$1,744,825

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Nine Months Ended
	September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$24,932	$24,093
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	66,539	67,584
Equity-based compensation expense	9,201	7,758
Impairment of assets	5,149	-
Deferred tax provision (benefit)	12,895	(9,678)
Employee benefit plans	1,603	7,801
Deferred issuance costs and discounts on long-term debt	5,864	4,490
Disposal of plant and equipment, net	747	35
Changes in working capital, net	(13,190)	47
Changes in taxes receivable, net	7,894	12,448
Excess tax benefits from equity-based payment arrangements	(1,508)	-
Changes in non-current accrued taxes, net	149	(10,535)
Funding of qualified pension plans	(15,957)	(12,611)
Other, net	(2,387)	108
Net cash flows from operating activities	101,931	91,540

CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments, net	70,000	(69,000)
Additions to plant and equipment	(54,029)	(54,400)
Proceeds from sale of assets	733	-
Net cash flows from investing activities	16,704	(123,400)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	300,000	275,000
Repayment of long-term debt	(375,000)	(150,000)
Purchase of treasury stock	(100,000)	(75,783)
Changes in short-term borrowings, net	47,047	-
Payments for long-term debt issuance costs	(2,995)	(4,834)
Payment of tax withholdings on equity-based payment arrangements	(792)	(4,173)
Excess tax benefits from equity-based payment arrangements	1,508	-
Other, net	1,500	-
Net cash flows from financing activities	(128,732)	40,210
(Decrease) increase in cash	(10,097)	8,350
Cash at beginning of period	23,675	12,579
Cash at end of period	$13,578	$20,929

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
Segment net sales[1]:
Consumer Products	$306,104	60%	$292,935	60%	$891,742	60%	$867,545	61%
Pulp and Paperboard	205,038	40%	194,910	40%	603,079	40%	552,126	39%
Total segment net sales	$511,142	100%	$487,845	100%	$1,494,821	100%	$1,419,671	100%

Operating income (loss):
Consumer Products	$12,535	29%	$13,445	71%	$24,717	25%	$38,384	63%
Pulp and Paperboard	45,602	104%	16,289	86%	116,013	119%	58,614	96%
	58,137		29,734		140,730		96,998
Corporate	(14,159)	32%	(10,892)	58%	(43,151)	44%	(35,959)	59%

Income from operations	$43,978	100%	$18,842	100%	$97,579	100%	$61,039	100%

1 In 2013, pulp not utilized internally was sold by the Pulp and Paperboard segment to external customers resulting in net sales of $0.4 million and $2.5 million, respectively, during the three and nine months ended September 30, 2013. Commencing in 2014, the majority of excess pulp is sold by the Consumer Products segment and totaled $1.6 million, of which $0.9 million was sold during the third quarter.

Clearwater Paper Corporation
Reconciliation of Consolidated Net Earnings to EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net earnings	$6,253	$13,317	$24,932	$24,093
Add back:
Interest expense, net[1]	33,990	10,708	55,412	49,842
Income tax provision (benefit)	3,735	(5,183)	17,235	(12,896)
Depreciation and amortization expense	22,293	22,180	66,539	67,584
EBITDA[2]	$66,271	$41,022	$164,118	$128,623

Directors' equity-based compensation (benefit) expense	$(185)	$361	$2,596	$2,692
Costs associated with Thomaston facility closure	42	1,717	1,166	2,913
Costs associated with Long Island facility closure	4,767	-	15,042	-
Costs associated with the optimization of the specialty paper group	1,066	-	1,066	-
Adjusted EBITDA[3]	$71,961	$43,100	$183,988	$134,228

1 Interest expense, net for the three and nine months ended September 30, 2014 includes debt retirement costs of $24.4 million. Interest expense, net for the nine months ended September 30, 2013 includes debt retirement costs of $17.1 million.

2 EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

3 Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net earnings	$6,253	$13,317	$24,932	$24,093
Special items, after-tax[1]:
Debt retirement costs	15,777	-	15,777	10,781
Directors' equity-based compensation (benefit) expense	(120)	221	1,659	1,709
Costs associated with Thomaston facility closure	27	1,052	749	1,795
Costs associated with Long Island facility closure	3,069	-	9,656	-
Costs associated with the optimization of the specialty paper group	689	-	689	-
Discrete tax items related to state tax rate changes	-	-	1,388	-
Discrete tax items related to release of uncertain tax positions	-	(4,659)	-	(4,659)
Discrete tax items related to AFMTC/CBPC credit conversions	-	(3,495)	-	(13,261)
Adjusted net earnings[2]	$25,695	$6,436	$54,850	$20,458

GAAP net earnings per diluted share	$0.31	$0.60	$1.21	$1.07
Special items, after-tax[1]:
Debt retirement costs	0.78	-	0.76	0.48
Directors' equity-based compensation (benefit) expense	(0.01)	0.01	0.08	0.08
Costs associated with Thomaston facility closure	-	0.05	0.04	0.08
Costs associated with Long Island facility closure	0.15	-	0.47	-
Costs associated with the optimization of the specialty paper group	0.03	-	0.03	-
Discrete tax items related to state tax rate changes	-	-	0.07	-
Discrete tax items related to release of uncertain tax positions	-	(0.21)	-	(0.21)
Discrete tax items related to AFMTC/CBPC credit conversions	-	(0.16)	-	(0.59)
Adjusted net earnings per diluted share[2]	$1.28	$0.29	$2.66	$0.91

1 Tax effect was calculated using the estimated annual effective tax rate for the period presented.

2 Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
Investors:
Robin Yim, 509-344-5906